UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2022

Greenwave Technology Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

277 Suburban Drive, Suffolk, VA	23434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 816-8070

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2022, Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) appointed Howard H. Jordan, age 66, as Chief Financial Officer (“CFO”), effective immediately.

Since May 2016, Mr. Jordan has owned CFO Partners, Inc., a financial consulting company. From July 2016 to October 2020, Mr. Jordan served as controller for Roof Services, a commercial roofing contractor which was acquired by Tecta America in December 2018, where he was responsible for all accounting activities at a subsidiary with sales of approximately $35 million and 150 employees. From March 2013 to May 2016, Mr. Jordan served as Chief Financial Officer for NSC Technologies, Inc., a staffing company where he was responsible for all accounting and finance activities which he helped grow its annual revenues from approximately $20 million to approximately $100 million. NSC conducted business in 23 states, principally along the East and West Coasts and Gulf states and provided painters, welders, pipefitters, etc., to public and private shipyards in those regions. Mr. Jordan graduated from the University of Richmond, where he holds a Bachelor of Science in Business Administration with a major in Accounting from Robins School of Business.

Mr. Jordan will receive an annual base salary of $135,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

April 20, 2022	By:	/s/ Danny Meeks
	Name:	Danny Meeks
	Title:	Chief Executive Officer